                                   EXHIBIT 21
                             U.S. Trust Corporation
                              List of Subsidiaries

                                                                   State or Other Jurisdiction Office    Percent
                                                                            of Incorporation              Owned
                                                                   ----------------------------------    -------

CTC Consulting, Inc.                                               Oregon                                 100.0
Fernhill Holding, Inc.                                             California                             100.0
  Wood Island Holdings, Inc.                                       California                             100.0
United States Trust Company of New York                            New York                               100.0
  Pouch Terminal Inc.                                              New York                               100.0
  QINB, Inc.                                                       New Jersey                             100.0
  United States Trust Company International Corporation            United States                          100.0
    United States Trust Company of New York (Grand Cayman) Ltd.    Cayman Islands                         100.0
    United States Trust London Ltd.                                London, England                        100.0
    UST Overseas Corporation                                       Delaware                               100.0
      Foreign & Colonial Asset Mangement                           London, England                         50.0
  UST Capital Corp.                                                New York                               100.0
  UST Financial Services Corp.                                     New York                               100.0
  US Trust Mortgage Service Company                                Florida                                100.0
      Co-op Holdings, Inc.                                         Nevada                                 100.0
U.S. Trust Company of Connecticut                                  Connecticut                            100.0
U.S. Trust Company of Florida Savings Bank                         Florida                                100.0
U.S. Trust Company of New Jersey                                   New Jersey                             100.0
  UST Securities Corporation                                       New Jersey                             100.0
U.S. Trust Company National Association                            California                             100.0
  UST Fiduciary Services Ltd.                                      Delaware                               100.0
U.S.T. L.P.O. Corp.                                                Delaware                               100.0
  U.S. Trust Company of Texas, N.A.                                Texas                                  100.0